UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

March 15, 2005
Date of Report (Date of earliest event reported)

(Exact name of registrant as specified in its charter)

Delaware	000-49604	22-1852179
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12015 Lee Jackson Highway, Fairfax, VA                                                              22033
     (Address of principal executive offices)                                                               (Zip Code)

(703) 218-6000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions. (see General Instruction A.2.)

[    ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

      Item 1.01 Entry into a Material Definitive Agreement.

      Senior Management Compensation

        On March 15, 2005, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of ManTech International Corporation, Inc. (the “Company”) approved the following actions with regard to the compensation of the Company’s named executive officers:

•	2005 Base Salary Increases. On March 15, 2005, the Compensation Committee approved increases to the base salaries of our named executive officers, effective as of April 1, 2005. The new base salaries for the named executive officers are as follows: Robert A. Coleman, our President ($600,000); Ronald R. Spoehel, our Executive Vice President and Chief Financial Officer ($400,000); Joseph R. Fox, subsidiary president ($265,000); Eugene C. Renzi, subsidiary president ($630,000); and Kurt Snapper, subsidiary president ($412,000). George J. Pedersen, our Chairman and Chief Executive Officer, requested that his base salary not be increased for 2005. The Compensation Committee agreed to keep Mr. Pedersen’s annual base salary at $1,200,000 for 2005.

•	Adoption of 2005 Incentive Compensation Plan. On March 15, 2005, the Compensation Committee adopted the 2005 Incentive Compensation Plan (the “2005 Plan”). Eligible 2005 Plan participants include our CEO, President, CFO and the presidents of our principal business units, as well as certain other key members of senior management identified by our CEO and our President.

A copy of the 2005 Plan is attached as Exhibit 10.1 to this Current Report on Form 8-K.

•	Annual Incentive Compensation to Be Earned in 2005. On March 15, 2005, the Compensation Committee approved individual term sheets relating to the 2005 Plan for each of our named executive officers (each a “2005 Plan Term Sheet”). Each 2005 Plan Term Sheet sets forth for the named executive officer his performance goals, the relative weighting of each goal, a Target Award amount and other factors upon which the calculation of his 2005 incentive compensation, if any, will be based. The Target Award is expressed as a percent of salary, and is based upon achieving 100% of the named executive officer’s performance goals.

For our CEO, President and CFO, performance goals generally include measures of the Company’s financial performance for 2005 (including earnings, revenue, days sales outstanding, bookings and levels of unbilled receivables), as well as other individual goals that vary depending on the particular named executive officer.

For our named executive officers who are subsidiary and division presidents, performance goals generally include measures of the 2005 financial performance of the individual business units for which the subsidiary and division president is responsible (including earnings, revenue, days sales outstanding, bookings and levels of unbilled receivables), measures of the Company’s financial performance for 2005, and certain other individual goals that vary depending on the particular named executive officer.

A copy of a form of 2005 Plan Term Sheet is attached as Exhibit 10.2 to this Current Report on Form 8-K.

      Item 9.01 Financial Statements and Exhibits.

(c) Exhibits. The following exhibits are filed with this Report:

Exhibit No.	Exhibit Description
10.1	ManTech International Corporation 2005 Incentive Compensation Plan
10.2	Form of Term Sheet for2005 Incentive Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                             MANTECH INTERNATIONAL CORPORATION

Date: March 21, 2005	/s/ George J. Pedersen George J. Pedersen Chairman of the Board and Chief Executive Officer